                                                              EXHIBIT 4(g)(i)(A)




Filed with Post-Effective Amendment No. 17 to this Registration Statement on Form N-4 on March 1, 1995.

                        (LOGO OF METLIFE APPEARS HERE)

                      Metropolitan Life Insurance Company
                  One Madison Avenue, New York, NY 10010-3690

                     Multifunded Deferred Annuity Contract

This contract is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's in an easy to read Question and Answer format. Please read this contract carefully.



                                SPECIFICATIONS

               Contract Date            April 20, 1994

               Owner's Name             John Doe

               Contract Number          123456789AB

               Annuitant                John Doe


ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE
ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

10-DAY RIGHT TO EXAMINE--You may return your contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be canceled from the contract date. We will return the account balance determined as of the date we receive your contract at our designated office.


/s/Joseph A. Reali                       /s/ Ted Athanassiades
Joseph A Reali                           Ted Athanassiades
Vice-President & Secretary               President and Chief Operating Officer



                                   Cover Page


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1.   WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

     "Account Balance" is the entire amount we hold under this contract for you.

     "Annuitant" is the measuring life of the annuity contract, the person during whose lifetime an income will be payable if you choose an income plan based on the annuitant's life.

     "Code" means the Internal Revenue Code of 1986 or as subsequently amended.

     "Contract Year" for the first year is measured from the contract date and continues to the last day of the month in which the contract anniversary occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995, the first contract year ends May 31, 1996 and the second contract year begins June 1, 1996. The contract anniversary will be May 15th.

     "Contribution" refers to money received by us in this annuity contract.

     "Contribution Year" for any contribution, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new contribution year begins on the first day of the next month (this works like contract years, except that contribution years are determined separately for each contribution).

     "Designated Office" is the administrative office servicing your contract. It is currently the Retirement and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios, each of which has its own investment objectives.

     "Investment Divisions" are parts of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", "Our" and MetLife refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this contract. You may exercise all rights under this contract. Your rights are nonforfeitable, i.e., your rights cannot be taken away.

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

2. HOW ARE CONTRIBUTIONS ALLOCATED AND HOW MUCH MONEY CAN BE CONTRIBUTED UNDER MY CONTRACT?

     Annuity contributions may be made at any time while you are alive and before the date income payments start. All contributions should be sent to our designated office. No contribution will be credited before the Contract Date.

     You choose how contributions are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new contributions by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all contributions is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

3.   CAN MY CONTRACT BE CANCELED?

     If we do not receive an initial contribution within 120 days of the Contract Date, this contract may be canceled. Also, we may, if permitted by law, cancel your contract by paying you its full withdrawal value as if you had asked for a full cash withdrawal if: (a) we do not receive any contributions under your contract for over 36 consecutive months; (b) the account balance is less than $2,000.

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be in a form acceptable to us, signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. We may require a minimum withdrawal of at least $500 (or the entire account balance, if less). If you make a partial withdrawal, we will first withdraw any amounts from contributions that can be withdrawn with no withdrawal charge, then withdraw amounts from contributions subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on contributions, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Contract withdrawal charges are imposed separately on each contribution (i.e., not on the account balance as a whole) for the first seven contribution years as shown in the following table.

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                    ----------------------------------------
                           During Contribution Year
                        1   2   3   4   5   6   7   8 &
                                                    Beyond
                        7%  6%  5%  4%  3%  2%  1%   0%
                    ----------------------------------------

     To determine the withdrawal charge, we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from contributions that can be withdrawn without a withdrawal charge, then from other contributions, and then from earnings- -in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division proportional to the withdrawal that is being made. In calculating the withdrawal charge, we do not include earnings, although the actual withdrawal to pay it may come from earnings.

     No contract withdrawal charge will apply:
     (a) To any withdrawal made under item 12 to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.
     (b)  To any withdrawal made under item 13 after your death.
     Also, if your contributions have been 100% allocated to the Fixed Interest Account and if you have never made any transfers to the Separate Account (other than automatic transfers of amounts equal to your interest), cumulative withdrawal charges will never be more than your earnings.

     In addition, the first withdrawal in a contract year will be exempt from the withdrawal charge to the extent of the greater of:
     (i) those contributions, if any, made eight or more contribution years ago, and
     (ii) 10% of your account balance.

     For partial withdrawals, we reduce the account balance as follows; the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, including full withdrawals from an investment division and from the Fixed and Separate Accounts, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     Example of Withdrawals
     ----------------------

     Assume four contributions of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth

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

     Division. You now ask for $3,500 from the Growth Division.

     If this is your first request for a withdrawal in a contract year, we would allow the greater of: (a) the first 10% of your total account balance ($1,093); or, (b) all contributions no longer subject to withdrawal charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account). We then take $1,500 from the second contribution (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, AND YOU ASKED FOR $3,500, THE EXTRA $46.39 IS THE WITHDRAWAL CHARGE. WE TAKE IT ALL FROM THE GROWTH DIVISION, AS WELL AS TAKING THE $3,500 FROM THERE. YOUR GROWTH DIVISION BALANCE IS NOW $2,003.61, AND THE TOTAL ACCOUNT BALANCE IS $7,383,61.

     If in the same contract year you then take a full withdrawal, we multiply the remaining $500 from your second contribution by 3% ($15), the third $2,000 contribution by 5% ($100), and the fourth $2,000 contribution by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

5.   HOW IS INTEREST CREDITED TO THE FIXED INTEREST ACCOUNT?

     Interest on each contribution allocated to the Fixed Interest Account will be credited from the date the contribution is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of:
     (a) the date we pay them under item 13, (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments under item 12.

     Interest rates will be set by us from time to time, but will never be less than 3%. A different interest rates may apply to each contribution depending on the date the contribution is received at our designated office or on other factors such as total account balance. The declared interest rate in effect when a new contribution is received will be credited on that contribution until the last day of the first contribution year. A new interest rate will be declared for each new contribution year and will apply both to the original contribution and all earnings on that contribution. We may declare interest rates for one year periods starting on the date the contribution is received, instead of based on contribution years. If we do so we will tell you in advance. We will only do this for new contributions.

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     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the contribution is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

     The Fixed Interest account balance is subject to any withdrawal charges and administrative fees that may apply.

6.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the contribution, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the

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     Separate Account not reasonably practicable, or if the Securities and
     Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Contributions to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account- or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CONTRACT?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the
     Fixed Interest Account to an investment division. You can make an unlimited number of transfers without charge by telling us.

     If you make a transfer from the Fixed Interest Account, we will take the transfer from the same contributions and earnings as if it had been a withdrawal from the contract. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account (or from the Separate Account to the Fixed Interest Account and then from the Fixed Interest Account to the Separate Account) within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer, the Fixed Interest Account Balance will

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     earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer from the Separate Account and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer from the Separate Account will be treated as a new contribution to the Fixed Interest Account and will earn the current interest rate for new contributions.

8.   MAY I ASSIGN THIS CONTRACT, OR USE IT AS COLLATERAL FOR A LOAN?

     Yes. Your contract may be absolutely or collaterally assigned prior to the start of income payments. If your contract is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred, We are bound by any assignment unless it is in writing and until it is recorded at our designated office. We are not responsible for the validity of any assignment. After income payments start, your contract may not be assigned, and, to the extent permitted by law, the are not subject to the claims of creditors.

9.   ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No, your contract is nonparticipating and does not share in any distribution of our surplus.

10.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CONTRACT?

     At the end of each contract year, we will deduct a $20 administrative fee from your Fixed Interest Account on a 'first-in, first-out" basis from contributions and then from earnings. If your Fixed Interest Account balance is less than $20 at the end of a contract year, we will waive the fee. We will also waive any fee due when your contract ends. We may also waive the fee for other reasons. If we waive the fee for any reason not specified above, we will tell you. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

11.  HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

     At least twice each contract year, before income payments start, we will send you a statement with details on contributions, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to ask for additional information, to make transfers, to change your allocation for new contributions, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

12.  CAN METLIFE GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE?

     Yes. You can receive periodic income payments guaranteed for life  These

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

     payments may also be guaranteed for a specified number of years. Other payment plans may be arranged with us. The minimum payment we will make is $50.

     You may start to receive income payments at any date you choose if it is more than 12 months after the contract date and you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 84. If you do not choose an income plan, make a full cash withdrawal, or ask to continue the contract by age 85 or 10 years after the contract date if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payment will be made for at least 10 years,

     If your date of birth or sex is not correct on the application for your contract, we will adjust the income payments to agree with your correct age or sex. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference plus interest at six percent. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.

13.  WHAT HAPPENS IF I OR THE ANNUITANT DIES BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to the payee or permit him or her to select one of our available income plans. We may pay the account balance by placing it in an account that earns interest and to which the payee will have immediate access.

     If you die, we will pay the beneficiary. If you name no beneficiary or if none is alive when you die, we will pay your contingent beneficiary. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     If your beneficiary is your spouse and you were also the annuitant, then your spouse may continue your contract as owner and annuitant If you were not the annuitant, however, then your spouse will automatically become owner and no payment will be made because of your death. If you are the annuitant's spouse, you may continue the contract as annuitant and owner at his or her death.

     If there is more than one owner, at the death of the first owner, payment will be made to the surviving owner. If the deceased owner's spouse is the surviving

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     owner, then no payment will be made and the surviving spouse will become the owner.

     If you are not the annuitant and he or she dies, we will pay you. If there is more than one owner, payment will be made in equal shares.

     The entire death benefit under this contract must be distributed in a single sum within five years of your death. If, however, the payee is a natural person, the payee may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin within one year if your death. If Treasury regulations allow, we may permit our payments to start later.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or
     b.   the total deposits made less any partial withdrawals, or
     c. the highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) contract anniversary occurs, less any later partial withdrawals and any applicable administrative fees.

14.  WHAT HAPPENS IF I OR THE PAYEE DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the rest of any guaranteed period for the income plan chosen. If the guaranteed period has ended or if there is none, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such person reduced by any payments made after the date of death.

15.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start under item 12. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start under item 12, the payee may change the

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     beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, the survivor can change the beneficiary. The person over whose life payment is being made cannot be changed.

16.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 11. AS REQUIRED BY LAW THIS SHOWS THE LOWEST PAYMENTS THAT WE COULD EVER MAKE--WE EXPECT OUR ACTUAL PAYMENTS TO BE HIGHER.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.


17. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan (as described in items 12 and 13) for your beneficiary which we will honor at your death, unless income payments are already being made under item 12 or 13 at that time.

18.  DOES MY CONTRACT CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your contract and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

     To preserve its status as an annuity and comply with Section 72 of the Code, we may interpret and administer this contract as required by the Code and applicable Treasury Regulations. We may, if necessary, amend this contract and take other actions without your consent. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

19.  CAN YOUR CONTRACT BE CONVERTED INTO A FLEXIBLE PAY MULTIFUNDED ANNUITY?

     Yes, if both you and we agree. This would let you make more deposits and add new investment options. If we offer these features, we will tell you more about them so that you can decide if you want them. If you do, we will amend your contract to add them. If not, no changes will be made and you will keep what you have.

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                                TABLE OF VALUES

                    Minimum Fixed Interest Account Balance
                   Age 45 -- Life Annuity - 10 Years Certain
(For a Contract without any partial withdrawals or transfers to the Separate
                                   Account)
Basis: $1,000 annual deposit allocated to the Fixed Interest Account deposit at the beginning of each year
                Values are not proportional for other deposits
                           ---

----------------------------------------------------------------------------------------------------------------------
                                      TABLE A                                      TABLE B
----------------------------------------------------------------------------------------------------------------------
   End                     MINIMUM          GUARANTEED        AGE          GUARANTEED MINIMUM MONTHLY INCOME
  Contract              FIXED INTESEST       MINIMUM         WHEN          PER $1,000 OF ACCOUNT BALANCE APPLIED
    Year                  ACCOUNT         FIXED INTEREST    APPLIED
                          BALANCE            ACCOUNT
                                             BALANCE                       MALE           FEMALE         UNISEX
----------------------------------------------------------------------------------------------------------------------
 1                         $1,010.75         $1,000.00        59           $4.16           $3.84          $3.96
 2                         $2,051.07         $2,000.00        60           $4.24           $3.90          $4.02
 3                         $3,122.61         $3,000.00        61           $4.31           $3.96          $4.09
 4                         $4,226.28         $4,023.19        62           $4.40           $4.02          $4.16
 5                         $5,363.07         $5,129.16        63           $4.48           $4.09          $4.24
 6                         $6,533.97         $6,277.04        64           $4.57           $4.16          $4.32
 7                         $7,739.98         $7,467.72        65           $4.67           $4.24          $4.40
 8                         $8,982.18         $8,702.18        66           $4.77           $4.31          $4.49
 9                        $10,261.65         $9,981.65        67           $4.88           $4.40          $4.59
 10                       $11,579.50        $11,299.50        68           $4.99           $4.48          $4.69
 11                       $12,936.88        $12,656.88        69           $5.11           $4.57          $4.79
 12                       $14,334.99        $14,054.99        70           $5.23           $4.77          $4.90
 13                       $15,775.04        $15,495.04        71           $5.36           $4.88          $5.02
 14                       $17,258.29        $16,978.29        72           $5.49           $4.99          $5.14
 15                       $18,786.04        $18,506.04        73           $5.63           $5.11          $5.27
 16                       $20,359.62        $20,079.62        74           $5.78           $5.23          $5.40
 17                       $21,980.41        $21,700.41        75           $5.93           $5.36          $5.55
 18                       $23,649.82        $23,369.82
 19                       $25,369.32        $25,089.32
 20                       $27,140.40        $26,860.40
 AGE 60                   $18,786.04        $18,506.04
 AGE 65                   $27,140.40        $26,860.40
 AGE 70                   $36,825.38        $36,545.38
----------------------------------------------------------------------------------------------------------------------

The interest rate used to determine the values shown above is the 3% guaranteed minimum rate applicable to the Fixed Interest Account. Values during the year will include interest for the completed part of the year.

The guaranteed Fixed Interest Account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge. The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit. A $20 administrative fee is charged and deducted from the account balance at the end of each Contract Year.

Contract values will never be less than the minimum benefits required by the laws of the state where this contract is delivered. We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. On request we will provide the method of computation and values for years not shown.

The guaranteed minimum monthly income at the ages shown in Table B are the minimum amount per $1,000 of account balance we would pay over the annuitant's lifetime with a guaranteed payment period of 10 years. This and other income plans that you may choose are described in item 13. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted) and expenses appropriate for maintaining the contract. Unisex rates apply where required by state law.

RSC 31110                              11

  =======================================================================
                                     INDEX
  -----------------------------------------------------------------------
                      Subject                    Q & A # ('s)  Page(s)
  -----------------------------------------------------------------------
    Administrative Fees                              10          7
    Assignment                                        8          7
    Beneficiary                                      15          9
    Cancellation                                      3          2
    Computation of Values                            16         10
    Contract and Authority                           18         10
    Contributions                                     2          2
    Death Benefit                                   13,14        8,9
    Definitions                                       1          1
    Dividends                                         9          7
    Fixed lnterest Account                            5          4
    Income Payments                                12, 17      7, 10
    Information We Give You                          11          7
    Separate Account and Investment Divisions         6          5
    Transfers                                         7          6
    Withdrawals                                       4          2
  =======================================================================


                                     NOTICE
When you write to us, please give us your name, address and contract number. Please notify us promptly of any address changes. We will write to you at your last known address.

Our Board of Directors is elected by our contract holders. For details on how to vote, write to our Secretary at the designated office.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

                     MULTIFUNDED DEFERRED ANNUITY CONTRACT
ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                      PLEASE READ THIS CONTRACT CAREFULLY


___________________________________________      ____________________
Countersigned and delivered by                      Date

RSC 31110                              12

                                                             EXHIBIT(4)(g)(i)(A)

Filed with Post-Effective Amendment No. 11 to this
Registration Statement on Form N-4 on March 1, 1991.

                         [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES
            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New York State
              One Madison Avenue - New York, New York 10010-3690
            ______________________________________________________

                         MULTIFUNDED ANNUITY CONTRACT

     This contract is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.


                                 SPECIFICATIONS

          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          ANNUITANT

          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE
          AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:
          GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            10-DAY RIGHT TO EXAMINE

You may return your contract to us at our designated office or to the person through whom you purchased it within 10 days of the date you receive it. If you return it within the 10 day period, the contract will be cancelled from the contract date. We will return any deposits received on your behalf.


/s/Richard M. Blackwell           /s/Robert G. Schwartz
Richard M. Blackwell              Robert G. Schwartz
Vice-President and Secretary      Chairman of the Board, President and
                                  Chief Executive Officer

                                  Cover Page
37PP-90 (NQ-1)                                                  P07A01

                                                                SPECIMEN

                         [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES
            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New YorkState
              One Madison Avenue - New York, New York 10010-3690
            ______________________________________________________

                         MULTIFUNDED ANNUITY CONTRACT

     This contract is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.


                                 SPECIFICATIONS

          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          ANNUITANT

          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE
          AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:
          GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            20-DAY RIGHT TO EXAMINE

You may return your contract to us at our designated office or to the person through whom you purchased it within 20 days of the date you receive it. If you return it within the 20 day period, the contract will be cancelled from the contract date. We will return any deposits received on your behalf.


/s/Richard M. Blackwell            /s/Robert G. Schwartz
Richard M. Blackwell               Robert G. Schwartz
Vice-President and Secretary      Chairman of the Board, President and Chief
                                  Executive Officer

                                  Cover Page
                                                                  P07B01

                          [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES
            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New York State
              One Madison Avenue - New York, New York 10010-3690
            ______________________________________________________

                         MULTIFUNDED ANNUITY CONTRACT

     This contract is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.


                                 SPECIFICATIONS
          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          ANNUITANT

          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE
          AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:
          GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

                            30-DAY RIGHT TO EXAMINE

You may return your contract to us at our designated office or to the person through whom you purchased it within 30 days of the date you receive it. If you return it within the 30 day period, the contract will be cancelled from the contract date. We will return any deposits received on your behalf.


/s/Richard M. Blackwell           /s/Robert G. Schwartz
Richard M. Blackwell              Robert G. Schwartz
Vice-President and Secretary      Chairman of the Board, President and Chief
                                  Executive Officer

                                  Cover Page
                                                                     P07C01

                        [LOGO] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES
            ______________________________________________________
                               METROPOLITAN LIFE
                               INSURANCE COMPANY

                A Mutual Company Incorporated in New York State
              One Madison Avenue -- New York, New York 10010-3690
            ______________________________________________________

                         MULTIFUNDED ANNUITY CONTRACT

     This contract is a legal contract between you and Metropolitan that contains your benefits and rights and your beneficiary's rights in an easy to read Question and Answer format. Please read this contract carefully.


                                 SPECIFICATIONS

          CONTRACT DATE

          OWNER'S NAME

          CONTRACT NUMBER

          ANNUITANT

          ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

RIGHT TO CANCEL You may cancel this contract by delivering or mailing a written notice or sending a telegram to Metropolitan Life Insurance Company at 72 Eagle Rock Avenue, East Hanover, New Jersey 07936 or to your Sales Representative and by returning the contract before midnight of the tenth day after the date you receive the contract. Notice given by mail and return of the contract by mail are effective on being postmarked, properly addressed and postage prepaid. We will return all payments made for this contract within ten days after we receive notice of cancellation and the returned contract.


/s/ Richard M. Blackwell            /s/ Robert G. Schwartz
Richard M. Blackwell                Robert G. Schwartz
Vice-President and Secretary        Chairman of the Board, President and Chief
                                    Executive Officer

                                  Cover Page
                                                                    P07M01

1.   WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

     "Account Balance" is the entire amount we hold under this contract for you.

     "Annuitant" is the measuring life of the annuity contract, the person during whose lifetime an income will be payable if you choose an income plan based on the annuitant's life.

     "Code" means the Internal Revenue Code.

     "Contract Year" for the first year is measured from the contract date and continues to the last day of the month in which the contract anniversary occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995, the first contract year ends May 31, 1996 and the second contract year begins June 1, 1996. The contract anniversary will be May 15th.

     "Deposit" refers to money received by us in this annuity contract.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like contract years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your contract. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as - that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" or "I" refer to the owner of this contract. If there are two owners, the terms "You", "Your", etc. mean both of them or the survivor as the case may be. Either owner can exercise all rights under the contract unless the owner designation states otherwise.

2. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CONTRACT?

     Annuity deposits may be made at any time while the annuitant is alive and before the date income payments begin. All deposits should be sent to our designated office. No deposit will be credited before the contract date.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

3.   CAN MY CONTRACT BE CANCELLED?

     If we do not receive deposits under your contract for over 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel your contract by paying you its full withdrawal value as if you had asked for a full cash withdrawal.

4.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division if any) from which the withdrawal is to be made. The minimum withdrawal is $500. If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out"
     (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Contract withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

                 ---------------------------------------------
                              During Deposit Year

                    1   2   3   4   5   6   7   8 & Beyond

                    7%  6%  5%  4%  3%  2%  1%      0%
                 ---------------------------------------------

                                       2
                                                                     P07A03

     To determine the withdrawal charge we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually Coming from. To do this, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual withdrawal to pay it may come from earnings.

     No contract withdrawal charge will apply:

     (a) To any withdrawal made to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated.

     (b)  To any withdrawal made under item 13 after your death.

     In addition, the first withdrawal in a contract year will be exempt from the withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) and extra amounts needed to make the exemption equal 10% of your account balance (including earnings).

     For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. You now ask for $3,500 from the Growth Division.

     If this is your first request for a withdrawal in a contract year, we would allow the greater of: (a) the first 10% of your total Account Balance ($1,093); or, (b) all deposits no longer subject to surrender charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge.

                                                                          P07A04

     We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total Account Balance is $7,383.61.

     If in the same contract year you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

5.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account until the earliest of: (a) the date we pay them under item 13, (b) the dates the amounts are withdrawn or transferred to the Separate Account, or (c) the date you start to receive income payments.

     Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first deposit year. A new interest rate will be declared for each new deposit year and will apply both to the original deposit and all earnings on that deposit. We may declare interest rates for one year periods starting on the date the deposit is received, instead of based on deposit years. If we do so we will tell you in advance. We will only do this for new deposits.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

                                                                          P07A05

6.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be Charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value. A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

                                       5
                                                                         P07A06

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar Contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     . To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     . To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

7.   CAN MONEY BE TRANSFERRED WITHIN THIS CONTRACT?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the contract. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

8.   MAY I ASSIGN THIS CONTRACT, OR USE IT AS COLLATERAL FOR A LOAN?

     Yes. Your contract may be absolutely or collaterally assigned prior to the start of income payments. If your contract is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is recorded at our designated office. We are not responsible for the validity of any assignment. After income payments start, your contract may not be assigned, and, to the extent permitted by law, they are not subject to the claims of creditors.

                                       6
                                                                       P07A07

9.   ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No, your contract is nonparticipating and does not share in any distribution of our surplus.


10.  ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CONTRACT?

     At the end of each contract year, we will deduct a $20 administrative fee from your Fixed Interest Account on a "first-in, first-out" basis from deposits and then from earnings. If your Fixed Interest Account balance is less than $20 at the end of a contract year, we will waive the fee. We will also waive any fee due when your contract ends. No administration fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

11.  HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

     At least twice each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

12. CAN METROPOLITAN GUARANTEE ME AN INCOME FOR AS LONG AS I LIVE OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. You can receive income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond your life expectancy or the joint life expectancy if there is more than one payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

     You may begin receiving income payments at any date you choose after the contract date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to make cash withdrawals or change the choice of income plan.

     We will automatically send you information about income plans when you attain age 84. If you do not choose an income plan, make a full cash withdrawal, or ask to continue the contract by age 85 or 10 years after the contract date if later, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.

                                                                          P07A08

     If your date of birth or sex is not correct on the application for your contract, we will adjust the income payments to agree with your correct age and sex. We may require that you provide proof of age when income payments are to start. We may also require proof that you are still alive on the due date of each income payment.


13.  WHAT HAPPENS IF THE ANNUITANT DIES OR I DIE BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form we will pay the death benefit (as of the date of settlement) to the payee or permit him or her to select one of our available income plans. We may pay the account balance by placing it in an account that earns interest and to which the payee will have immediate access.

     If you die, we will pay the beneficiary. If you name no beneficiary or if none is alive when you die, we will pay your contingent beneficiary. If you do not name a contingent beneficiary or none is alive when you die, we will pay your estate. If your estate or other non-natural person becomes entitled to payment, such payment will be made in a lump sum. Payment to more than one beneficiary or more than one contingent beneficiary will be divided equally among them, unless you specify otherwise.

     If your beneficiary is your spouse and you were also the annuitant, then your spouse may continue your contract as owner and annuitant. If you were not the annuitant, however, then your spouse will automatically become owner and no payment will be made because of your death. If you are the annuitant's spouse, you may continue the contract as annuitant and owner at his or her death.

     If there is more than one owner, at the death of the first owner, payment will be made to the surviving owner. If the deceased owner's spouse is the surviving owner, then no payment will be made and the surviving spouse will become the owner.

     If you are not the annuitant and he or she dies, we will pay you. If there is more than one owner, payment will be made in equal shares.

     The entire death benefit under this contract must be distributed in a single sum within five years of your death. If, however, the payee is a natural person, the payee may choose an income plan for life or for a period of years not more than his or her life expectancy. The income payments must begin within one year of your death. If Treasury regulations allow, we may permit our payments to start later.

     After payments start, we may require proof that the payee is alive on the due date of each income payment.

     The death benefit is the greatest of:

     a. The entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

     b.  The total deposits made less any partial withdrawals, or

     c. The highest account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) contract anniversary occurs, less any later partial withdrawals and any applicable administrative fees.


14.  WHAT HAPPENS IF THE PAYEE DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary (even if the beneficiary is your spouse) for the balance of the guaranteed period, if any, for the income plan selected. If the guaranteed period has already ended, no further payments will be made. If the payee's estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such person.

15.  WHO IS MY BENEFICIARY AND MAY I CHANGE MY BENEFICIARY?

     Your beneficiary is the person or persons you name to receive benefits in the event of your death. You may name a contingent beneficiary who would become the beneficiary if all the beneficiaries die before you do.

     You may change your beneficiary or contingent beneficiary at any time before income payments start. Ask us for our "Change of Beneficiary" form. The change will take effect as of the date you signed the form, but no change will bind us until it is recorded at our designated office.

     After income payments start, the payee may change the beneficiary for any future guaranteed income payments. If the payment is being made over two lifetimes and the other person survives the payee, he or she can change the beneficiary. The name of any person over whose life payment is being made cannot be changed.

16.  HOW ARE INCOME PAYMENTS THAT ARE GUARANTEED FOR LIFE CALCULATED?

     Life income payments are calculated as shown on page 11. As required by law this shows the lowest payments that we could ever make--we expect our actual payments to be higher.

     Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time annuity payments start.

                                                                          P07A10
                                       9

17. CAN I ARRANGE FOR A SPECIFIC INCOME PLAN FOR MY BENEFICIARY TO TAKE EFFECT AFTER I DIE?

     Yes. You can choose an income plan for your beneficiary which we will honor at your death, unless you are already receiving income payments at that time.

18.  DOES MY CONTRACT CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your contract and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

     To preserve its status as an annuity and comply with Section 72 of the Code, we may interpret and administer this contract as required by the Code and applicable Treasury Regulations. We may, if necessary, amend this contract and take other actions without your consent. We will notify you of any amendments and, when required by law, we will obtain your approval and the approval of the appropriate regulatory authority.

                                                                          P07A11

                                TABLE OF VALUES

                     Minimum Fixed Interest Account Balance


               (For a Contract without any partial withdrawals)

 Basis: $1,000 annual deposit allocated to the Fixed Interest Account at the beginning of each year
 Values are not proportional for other deposits.
            ---

--------------------------------------------------------------------------------
                       TABLE A                            TABLE B
          ----------------------------------------------------------------------
 End of        Minimum       Guaranteed          Guaranteed  Minimum  Monthly
Contract       Account     Minimum Account
  Year         Balance     Withdrawal Value      Male         Female   Unisex

--------------------------------------------------------------------------------















--------------------------------------------------------------------------------

The guaranteed minimum interest rate used to determine the values shown above is 3%. Values during the year will include interest for the completed part of the year.

The guaranteed account withdrawal values shown above equal the comparable minimum account balances minus a withdrawal charge (but are never less than the total deposits made). The withdrawal charge does not exceed 7% and does not apply to any deposit after seven years from our receipt of the deposit. A $20 administrative fee has been deducted from the values in Table A as of the end of each contract year.

Contract values will never be less than the minimum benefits required by the law of the state where this contract is delivered. We have told the chief insurance regulator of the state where we delivered this contract how we computed these values. On request we will provide the method of computation and values for years not shown.

The guaranteed monthly income at age 70 is the minimum amount we would pay over your lifetime with a guaranteed payment period of 10 years, if you make no deposits after the year shown and you begin payments at age 70. This and other income plans that you may choose are described in item 12. To compute minimum payments we use an interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). Unisex rates apply only where required by state law.

                                                                          P07A12

                                     INDEX

Subject                                       Q&A #(s)   Page(s)
Administrative Fees                            10          7
Age                                            12          7
Allocation of Deposits                          2          2
Assignment                                      8          6
Beneficiary                                    15          9
Cancellation                                    3          2
Computation of Values                          16          9
Contract and Authority                         18          10
Death Benefit                                  13, 14      8, 9
Definitions                                     1          1
Deposits                                        2          2
Dividends                                       9          7
Fixed Interest Account                          5          4
Income Payments                                12, 17      7, 10
Information We Give You                        11          7
Separate Account and Investment Divisions       6          5
Transfers                                       7          6
Withdrawals                                     4          2

                                    NOTICE

When you write to us, please give us your name, address and contract number. Please notify us promptly of any address changes. We will write to you at your last known address.

Our Board of Directors is elected by our contractholders. For details on how to vote, write to our Secretary at the designated office.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                         MULTIFUNDED ANNUITY CONTRACT

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.


                      PLEASE READ THIS CONTRACT CAREFULLY

_____________________________________________      _______________
Countersigned and delivered by                     Date